UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2017

THE NAVIGATORS GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor, Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 905-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of March 27, 2017, the Company’s record date for the Annual Meeting, there were a total of 29,461,627 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 27,581,266 shares of common stock, or approximately 93.6% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders.

1.	The following nominees for directors were elected to hold office until the 2017 annual meeting of shareholders or until their respective successors have been duly elected and qualified. The number of votes for, against, and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Saul L. Basch	25,652,539	421,857	1,506,870
Terence N. Deeks	25,502,790	571,606	1,506,870
Stanley A. Galanski	25,651,437	422,959	1,506,870
Meryl D. Hartzband	25,652,091	422,305	1,506,870
Geoffrey E. Johnson	25,652,559	421,837	1,506,870
Robert V. Mendelsohn	25,574,278	500,118	1,506,870
David M. Platter	25,605,195	469,201	1,506,870
Patricia H. Roberts	25,652,292	422,104	1,506,870
Janice C. Tomlinson	25,652,292	422,104	1,506,870
Marc M. Tract	25,652,559	421,837	1,506,870

2.	The advisory resolution on executive compensation was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,992,880	79,134	2,382	1,506,870

3.	Stockholders recommended, on an advisory basis, that future advisory votes on executive compensation be held on an annual basis. The number of votes for one, two or three years, and the number of votes abstained and all Broker Non-Votes with respect to this proposal were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
19,223,992	37,867	6,806,099	6,438	1,506,870

4.	The proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year end December 31, 2017 was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain
27,180,887	399,396	983

Item 8.01.	Other Events

On May 25, 2017 the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.06 per share of common stock, payable on June 30, 2017, to stockholders of record at the close of business on June 9, 2017. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

99.1         Press Release dated May 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Emily B. Miner
Name: Emily B. Miner
Title: Senior Vice President and General Counsel

Date:    May 25, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated May 25, 2017.